Exhibit 10.13

AMENDMENT #4 TO JOINT DEVELOPMENT AGREEMENT

WHEREAS, CDx, Inc. ("CDX") and Next Dimension Technologies, Inc. ("NDT") are parties to a Joint Development Agreement executed by the parties on November 1, 2013, as modified by Amendment #1, Amendment, #2, and Amendment #3 to the Joint Development Agreement executed by the parties on April 21, 2014, July 1, 2015, and March 13, 2015, respectively (the "Agreement"); and

WHEREAS, pursuant to Paragraph 11.3 of the Agreement, both parties now desire to further modify and amend the Agreement;

NOW, THEREFORE, in consideration of the mutual undertakings of the parties as set forth below as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CDX and NDT do hereby mutually agree as follows:

1.         With respect to Exhibit B, Paragraph 4, NDT agrees to extend, at no additional cost, the license agreement negotiation period beyond ninety (90) days to no later than May 8, 2015.

2.          All remaining terms and conditions of Agreement remain in full force and effect, as modified and amended hereby and are hereby ratified by the parties.

3.         After full execution of this Amendment #4, the Agreement shall be deemed to include the modifications and amendments herein.

IN WITNESS WHEREOF, the parties have caused this Amendment #4 to be executed by their authorized representatives as of the respective dates written below.

CDX, Inc.		Next Dimension Technologies, Inc.

By:	/s/ Daniel Yazbeck	By:	/s/ William Royea

Name:	Daniel Yazbeck	Name:	William Royea
Title:	President	Title:	President

Date:	May 1, 2015	Date:	May 1, 2015